Exhibit 99.2

Terraform Power Confirms Receipt of Unsolicited Proposal from Brookfield Renewable and Announces Formation of Special Committee

New York, NY, January 13, 2020 – TerraForm Power, Inc. (Nasdaq: TERP) (“TerraForm Power”) today confirmed that on January 11, 2020, its Board of Directors (the “Board”) received an unsolicited, non-binding proposal (the “Proposal”) from Brookfield Renewable Partners L.P. (TSX: BEP.UN; NYSE: BEP) (“Brookfield Renewable”) to acquire all of the outstanding shares of Class A common stock of TerraForm Power, other than the approximately 62% of TerraForm Power’s shares currently held by Brookfield Renewable and its affiliates (the “proposed transaction”). Pursuant to the Proposal, each share of Class A common stock of TerraForm Power would be acquired for consideration of 0.36 of a Class A share of Brookfield Renewable Corporation (“BEPC”). The Proposal states that BEPC is a Canadian subsidiary of Brookfield Renewable and will be a publicly traded corporation.  The Proposal further states that BEPC's Class A shares will be structured to be economically equivalent to Brookfield Renewable units and will be fully exchangeable, on a one-for-one basis, into units of Brookfield Renewable.

The Board has formed a special committee (the “Special Committee”) of non-executive, independent directors and the Special Committee is currently in the process of engaging financial and legal advisors to assist in its review of the Proposal.  The Special Committee, in consultation with its advisors, will carefully review and consider the Proposal and pursue the course of action that it believes is in the best interests of TerraForm Power’s stockholders. TerraForm Power’s stockholders do not need to take any action at this time.

There can be no assurance that a definitive proposal relating to the proposed transaction will be made, that any such proposal will be recommended or accepted by the Special Committee, that a definitive agreement relating to the proposed transaction or any other transaction will be entered into by TerraForm Power, or that any transaction will be consummated.

TerraForm Power

TerraForm Power owns and operates a best-in-class renewable power portfolio of solar and wind assets located primarily in the U.S. and E.U., totaling more than 4,000 MW of installed capacity. TerraForm Power’s goal is to acquire operating solar and wind assets in North America and Western Europe. TerraForm Power is listed on the Nasdaq Stock Market (Nasdaq: TERP). It is sponsored by Brookfield Asset Management, a leading global alternative asset manager with more than $500 billion of assets under management.

For more information about TerraForm Power, please visit: www.terraformpower.com.

Contact for Investors / Media:

Sherif El-Azzazi
TerraForm Power
investors@terraform.com

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “believe,” “target,” “plan,” “growth,” “would,” “intend,” “will,” “should,” “could,” or “may” or other comparable terms and phrases. All statements that address returns on equity, events, or developments that TerraForm Power expects or anticipates will occur in the future are forward-looking statements. Forward-looking statements provide TerraForm Power’s current expectations and speak only as of the date they are made. Although TerraForm Power believes its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially. Forward-looking statements in this communication include statements regarding the proposed transaction and any other statements regarding TerraForm Power’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance. Although TerraForm Power believes that these forward-looking statements and information are based upon reasonable assumptions and expectations, you should not place undue reliance on them, or any other forward-looking statements or information in this communication. The future performance and prospects of TerraForm Power are subject to a number of known and unknown risks and uncertainties. Factors that could cause actual results of TerraForm Power to differ materially from those contemplated or implied by the statements in this communication include uncertainties as to whether an agreement of the proposed transaction will be negotiated and executed; negative effects from the pendency of the proposed transaction; uncertainties as to whether TerraForm Power will cooperate with Brookfield Renewable regarding the proposed transaction; uncertainties as to whether the Special Committee will approve any transaction proposed by Brookfield Renewable; uncertainties as to whether TerraForm Power’s stockholders not affiliated with Brookfield Renewable will approve any transaction; uncertainties as to whether the other conditions to the proposed transaction will be satisfied or satisfied on the anticipated schedule; the timing of the proposed transaction and whether the proposed transaction will be completed; failure to realize contemplated benefits from the proposed transaction; and incurrence of significant costs in connection with the proposed transactions.  TerraForm Power disclaims any obligation to publicly update or revise any forward-looking statement to reflect new information or other changes, except as required by law. The foregoing list of factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties which are described in TerraForm Power’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in subsequent Quarterly Reports on Form 10-Q.